BINDING MEMORANDUM OF UNDERSTANDING

The following sets forth the terms of the binding memorandum of understanding (this “MOU”) entered into as of October 9, 2012 (“Effective Date”), by and between Naked Boxer Brief Clothing Inc. which is the parent company of Naked Brand Group, Inc., currently trading under the OTCQB Stock Symbol “NAKD”) (collectively, the “Company”) on one hand, and Shark Investors, LLC (“Shark Investors”) on the other.

WHEREAS the Company is a Vancouver, British Columbia, Canada based apparel company, specializing in luxury undergarments which desires to expand its United States business, branding and licensing of products sold under the “Naked” trademark (the “Naked Brand”);

WHEREAS Shark Investors is in the business of brand building, marketing and licensing; and

WHEREAS the Company wishes to collaborate with Shark Investors and utilize its expertise to assist in the growth of the Naked Brand.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledge, the Company and Shark Investors (jointly the “Parties” or each, a “Party”) hereby agree as follows:

1.           Consulting Services.  Shark Investors, or a related entity, may provide mutually agreed upon services to assist Company in growing the Naked Brand in the United States, which Services may, without limitation, include: brand management, celebrity alignment, strategic retail placement, manufacturing strategy, strategic and creative development of current, future and licensed products and financing assistance (collectively, the “Consulting Services”).  The Parties shall enter into a long form consulting agreement (the “Definitive Agreement”), as soon as commercially reasonable, not to exceed thirty (30) business days, after full execution of this MOU.

2.           Compensation.  In exchange for providing the Consulting Services, the Company shall compensate Shark Investors as follows:

2.1	Monthly Retainer. Starting as of September 1, 2012, the Company shall pay a monthly retainer of $5,000.00 to Shark Investors during the Term, which retainer will be paid on the first of every month.

2.2
Equity.  On full execution of this MOU and subject to compliance with applicable securities laws, the Company will grant to Shark Investors options to acquire up to 600,000 shares of the Company’s common stock, which grant of options will be evidenced by a Stock Option Agreement, in the form attached hereto as Schedule A, to be executed by the Parties.  The options shall have the following terms:

(a)
an exercise price of either (i) $0.25 per share or (ii) the fair market value as determined by the OCTQB bid on the day prior to execution, which exercise price shall be elected by Shark Investors in its sole discretion;

(b)	a term of five (5) years, subject to early expiry thirty (30) days after a Party terminates this MOU or the Definitive Agreement prior to the end of the Term;

(c)	full vesting upon full execution of this MOU; and

(d)	optional exercise on a “cashless basis”.

3.           Advisory Board and Board.  Upon full execution of this MOU, Jared Nixon shall be added to Company’s advisory board subject to the execution of the Company’s standard form of Advisory Board Agreement, in the form attached hereto as Schedule B.  Three months from the date of the full execution of this MOU, the Company will consider appointing Daymond John to the board of directors of the Company, which appointment may be accepted or declined in Daymond John’s sole discretion.

4.           Name and Likeness.  During the Term, the Company shall have the right to use and permit the use of Daymond John’s name and approved likenesses and approved biographical information in connection with developing, securing financing, producing, marketing or otherwise promoting the Naked Brand; provided Company obtains Shark Investors’ prior written approval from Shark Investors in each instance.

5.           Publicity.  Except as may be required by law, neither the Company nor any of its representatives shall issue, or cause the publication of, any press release, advertisement or other public communication relating to (a) Shark Investors  or Daymond John (or any affiliate thereof) or (b) this MOU, or any of the other agreement or documents contemplated herein, without Shark Investors’ prior written approval from Shark Investors in each instance.

6.           Term.

6.1           The term of this MOU shall commence on the date hereof and shall continue for a term of two (2) years unless earlier terminated as provided for herein (the “Term”).  This MOU may be terminated by (i) the mutual agreement of the Parties; (ii) by either Party if there is a “change of control” of the Company; (iii) by Shark Investors if the Company breaches this MOU; (iv) or by the Company if the Company, acting reasonably, determines that Shark Investors has acted or is acting in a manner detrimental to the Company.

                                6.2           For the purposes of this MOU, a “change of control” means the occurrence of any one of the following events:

(a)
a person has acquired beneficial ownership of, or the power to exercise control or direction over, or securities convertible into, any shares of capital stock of any class of the Company carrying voting rights under all circumstances (the “Voting Shares”), that would constitute Voting Shares of the Company representing more than 50% of the total voting power attached to all Voting Shares of the Company then outstanding;

(b)
there is consummated any amalgamation, consolidation, statutory arrangement, merger, business combination or other similar transaction involving the Company: (1) in which the Company is not the continuing or surviving corporation, or (2) pursuant to which any Voting Shares of the Company would be reclassified, changed or converted into or exchanged for cash, securities or other property, other than (in each case) an amalgamation, consolidation, statutory arrangement, merger, business combination or other similar transaction involving the Company in which the holders of the Voting Shares of the Company immediately prior to such amalgamation, consolidation, statutory arrangement, merger, business combination or other similar transaction have, directly or indirectly, more than 50% of the Voting Shares of the continuing or surviving corporation immediately after such transaction;

(c)
any person or group of persons shall succeed in having a sufficient number of its nominees elected as directors of the Company such that such nominees, when added to any existing directors of the Company, will constitute a majority of the directors of the Company; or

(d)	there is consummated a sale, transfer or disposition by the Company of all or substantially all of the assets of the Company.

7.           Right to Participate in Future Rounds.  The Company shall advise Shark Investors of any future financing rounds and provide Shark Investors with the opportunity to participate in such future financing rounds, if permitted by any participating investment bank, broker and/or agent.

8.           Representations and Warranties.

8.1           The Company represents and warrants that: (a) it has the exclusive power and authority to enter into and perform this MOU and to convey, transfer and assign the rights granted hereunder without the approval of anyone else; (b) the Company is free and clear of any claims or encumbrances of any kind (excluding Company’s operating line of credit which is secured by its inventory and the Security Agreements with Kalamalka Partners Ltd., dated August 10, 2012) and (c) there is no litigation pending or threatened affecting the Company or any of its intellectual property.

8.2.           Shark Investors represents and warrants that it has the exclusive power and authority to enter into and perform this MOU and to grant the rights granted hereunder without the approval of anyone else.

9.           Equitable Relief.  Each of the Parties acknowledges and agrees that the rights granted by it under this MOU are of a special and unique character which gives them peculiar value, the loss of which cannot be adequately compensated in damages. In the event of a breach or a threatened breach of this MOU by either Party, the non-breaching Party shall be entitled to legal, equitable (including, without limitation, injunctive) and other relief, without any requirement to prove the inadequacy of money damages or to provide any bond or other surety.

10.           Indemnity.  Each Party shall, at its sole cost and expense, defend, indemnify, save and hold harmless the other Party and its parent company, affiliates and all of the other Party’s directors, officers, employees, representatives, successors, assigns, insurers and agents harmless from and against any and all third party liabilities, claims, causes of action, losses, lawsuits, other legal proceedings, damages, and costs and expenses, including reasonable outside attorneys’ fees, costs and expenses, for which the non-breaching Party becomes liable, or may incur or be compelled to pay by reason of the breaching Party’s breach of any representation or warranty provided hereunder.

11.           Governing Law.  This MOU shall be governed by and construed in accordance with the law of New York, New York, without the application of choice of law or conflicts of law rules.  The Parties agree that New York, New York will be the sole and exclusive forum.  The parties consent to the exclusive jurisdiction of the Courts of the State of New York in the County of New York in any suit, action, or proceeding arising out of or relating to this MOU and/or the relationship between the Parties.  Each Party expressly waivers the right to challenge jurisdiction and forum on any grounds, including forum non-conviens.  Each Party irrevocably consents to the service of any process in such action, suit or proceeding by the delivery of such process to such party at the address listed below by national overnight courier.

12.           Assignment.  Neither Party hereto shall have the right to assign this MOU or any of their respective rights hereunder or to delegate any of their respective obligations, without the prior written approval of the other Party.  Any purported assignment or delegation by any Party shall be null and void.

13.           Independent Counsel And Negotiated Terms. The Parties hereto expressly warrant and represent that they have carefully read and understand the contents of this MOU, that they have had the opportunity to consult with their own independent counsel regarding the terms of this MOU, or they have knowingly waived their rights to do so, and that they enter into this MOU without any inducement other than that which is described herein.

14.           Confidentiality.  The Parties hereby agree to keep the terms of this MOU confidential except to representatives for purposes of advice, guidance and/or counsel.

15.           Execution and Delivery. This MOU may be executed in counterpart and such counterparts together shall constitute a single instrument.  Delivery of an executed counterpart of this MOU by electronic means, including by facsimile transmission or by electronic delivery in portable document format (“.pdf”), shall be equally effective as delivery of a manually executed counterpart hereof.  The Parties acknowledge and agree that in any legal proceedings between them respecting or in any way relating to this Agreement, each waives the right to raise any defense based on the execution hereof in counterparts or the delivery of such executed counterparts by electronic means.

16.           Miscellaneous. The section headings herein are for convenience of reference only and shall not be of any effect in construing the contents of the respective sections.  This MOU shall constitute the entire understanding of the Parties with regard to the subject matter hereof and shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors and assigns unless and until such time, if ever, that a more formal long form agreement has been fully executed by the Parties hereto.  This MOU merges and supersedes all prior and contemporaneous understandings and agreements (whether written or oral) between the Parties regarding the subject matter hereof and may only be amended or modified by a subsequent written agreement signed by all Parties.  If, for any reason, any provision of this MOU is adjudged to be unenforceable, such adjudication shall in no way affect any other provision of this MOU or the validity or enforceability of the remainder of this MOU, and the affected provision shall be modified or curtailed only to the minimum extent necessary to bring it into compliance with applicable law. Each of the undersigned individuals hereby represent and warrant that they have the authority to enter into this MOU and to perform their obligations hereunder.

ACCEPTED AND AGREED TO:

NAKED BOXER BRIEF CLOTHING INC.

By: /s/ Joel Primus
Its:  CEO and President
Dated: October 9, 2012

SHARK INVESTORS  LLC

By:  /s/ Jared Nixon
Its:  Partner
Dated:  October 9, 2012

SCHEDULE A
STOCK OPTION AGREEMENT

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT (THE "1933 ACT"), PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

THE HOLDER OF THESE SECURITIES MUST NOT TRADE THE SECURITIES IN OR FROM A JURISDICTION OF CANADA UNLESS THE CONDITIONS IN SECTION 13 OF MULTILATERAL INSTRUMENT 51-105 ISSUERS QUOTED IN THE U.S. OVER THE COUNTER MARKETS ARE MET.

STOCK OPTION AND SUBSCRIPTION AGREEMENT

THIS STOCK OPTION AND SUBSCRIPTION AGREEMENT is entered into as of the 9th day of October, 2012 (the "Date of Grant").

BETWEEN:

NAKED BRAND GROUP INC. (the "Company"), with a business address at 2 - 34346 Manufacturers Way, Abbotsford, BC  V2S 7M1

AND:

SHARK INVESTORS LLC (the "Optionee") with an address at

RECITALS

WHEREAS:

A. Pursuant to a Binding Memorandum of Understanding, dated October 9, 2012 (the “Consulting Agreement”), the Optionee has agreed to provide certain consulting services to the Company or its subsidiary;

B. The Board of Directors of the Company (the “Board”) has approved and adopted the 2012 Stock Option Plan (the “Plan”), pursuant to which the Board is authorized to grant to employees and other selected persons stock options to purchase shares of common stock of the Company; and

C. The Board has authorized the grant to the Optionee of stock options to purchase a total of Six Hundred Thousand (600,000) shares of common stock of the Company.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of other good and valuable consideration and the sum of One ($1.00) Dollar now paid by the Optionee to the Company (the receipt and sufficiency whereof is hereby acknowledged), it is hereby agreed by and between the parties as follows:

1.1 In this Agreement, the following terms shall have the following meanings:

(a)	"Exercise Payment" means the amount of money equal to the Exercise Price multiplied by the number of Optioned Shares specified in the Notice of Exercise;

(b)	"Exercise Price" means US$0.25;

(c)	"Expiry Date" means October 9, 2017;

(d)
“Fair Market Value” means the average of the closing or last reported sale prices of the Shares on the OTCQB (or such other exchange or quotation system on which the Shares are primarily quoted or traded at such time) over the 30 day period immediately prior to the date of the delivery of a Notice of Exercise to the Company by the Optionee, or, if closing prices are not then routinely reported, the average of the last bid and asked prices of the Shares over the 30 day period ending five business days prior to such date; provided that, if there is no public market for the Shares, then the Fair Market Value shall be determined in good faith by the Company’s board of directors;

(e)
"Notice of Exercise" means a notice in writing addressed to the Company at its address first recited (or such other address of the Company as may from time to time be notified to the Optionee in writing), substantially in the form attached as Exhibit A hereto, which notice shall specify therein the number of Optioned Shares in respect of which the Options are being exercised;

(f)
"Options" means the irrevocable right and option to purchase, from time to time, all, or any part of the Optioned Shares granted to the Optionee by the Company pursuant to Section 1.3 of this Agreement;

(g)	"Optioned Shares" means the shares of common stock of the Company, subject to the Option;

(h)	"Securities" means, collectively, the Options and the Optioned Shares;

(i)	"Shareholders" means holders of record of the Shares;

(j)	"Shares" means the common shares in the capital stock of the Company; and

(k)	"U.S. Person" shall have the meaning ascribed thereto in Regulation S under the 1933 Act, and for the purpose of the Agreement includes any person in the United States.

1.2 Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Plan, as applicable.

1.3 Subject to the Optionee fully completing, signing and returning to the Company the questionnaire attached hereto as Exhibit B (the “Questionnaire”), the Company agrees to grant to the Optionee the option to purchase, upon the terms and conditions set forth herein and in the Plan, as applicable, Options to purchase a total of Six Hundred Thousand (600,000) Optioned Shares at the Exercise Price.

1.4 All Options will vest immediately upon grant.

1.5 The Options shall, at 5:00 p.m. (Vancouver time) on the Expiry Date, forthwith expire and be of no further force or effect whatsoever.

1.6 The Options shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events:

(a)	five (5) years from the Date of Grant; or

(b)	the expiration of thirty (30) days from the date of the termination of the Consulting Agreement (or any definitive agreement which supersedes and replaces the Consulting Agreement).

1.7 Subject to compliance with any applicable securities laws, the Options shall be exercisable, in full or in part, at any time after grant, until termination.  If less than all of the shares included in the vested portion of any Options are purchased, the remainder may be purchased at any subsequent time prior to the Expiry Date.  No portion of any Options for less than fifty (50) shares of the Plan may be exercised; provided, that if the vested portion of any Options is less than fifty (50) shares, it may be exercised with respect to all shares for which it is vested.  Only whole shares may be issued pursuant to the exercise of any Options, and to the extent that any Options covers less than one (1) share, it is unexercisable.

1.8 The Optionee may exercise its right to purchase the Optioned Shares at any time until the Expiry Date by:

(a)
providing the Company with a completed and executed Notice of Exercise, in the form attached as Exhibit A hereto, for the number of Optioned Shares which the Optionee wishes to purchase, in the manner therein indicated; and

(b)	in accordance with the Optionee’s instructions in the Notice of Exercise, either:

(i)
paying the Exercise Payment, in United States funds, either by bank draft, certified cheque or money order, payable to the Company in Abbotsford, British Columbia at the address set forth on page 1 of this Agreement, or wiring the Exercise Payment to the Company or its lawyers pursuant to wiring instructions that will be provided to the Optionee upon request; or

(ii)	electing to receive, without the payment by the Optionee of any additional consideration, such number of Shares as is computed using the following formula:

X = Y (A – B)

A

where:	X =	the number of Shares to be issued to the Holder;

Y =	the number of Optioned Shares covered by the Notice of Exercise;

A =	the Fair Market Value of one Share; and

B =	the Exercise Price.

1.9 It is a condition precedent to the issuance of Optioned Shares that the Optionee execute and/or deliver to the Company all documents and withholding taxes required in accordance with Section 5.1(m) of the Plan.

1.10 Nothing in this Agreement shall obligate the Optionee to purchase any Optioned Shares except those Optioned Shares in respect of which the Optionee shall have exercised the Options in the manner provided in this Agreement.

1.11 The terms of the Options are subject to the provisions of the Plan, as the same may from time to time be amended, and any inconsistencies between this Agreement and the Plan, as applicable, as the same may be from time to time amended, shall be governed by the provisions of the Plan.

2.	Acknowledgements of the Optionee

2.1 The Optionee acknowledges and agrees that:

(a)
none of the Options or the Optioned Shares have been registered under the 1933 Act or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with all applicable securities laws;

(b)	the Company has not undertaken, and will have no obligation, to register any of the Securities under the 1933 Act;

(c)
the Optionee has received and carefully read this Agreement and the public information which has been filed with the Securities and Exchange Commission (the "SEC") in compliance or intended compliance with applicable securities legislation (collectively, the "Company Information");

(d)
the decision to execute this Agreement and acquire the Securities hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company, and such decision is based entirely upon a review of the Company Information (the receipt of which is hereby acknowledged);

(e)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

(f)	there is no government or other insurance covering the Securities;

(g)	there are risks associated with an investment in the Securities;

(h)
the Company has advised the Optionee that the Company is relying on an exemption from the requirements to provide the Optionee with a prospectus under the Securities Act (British Columbia) (the "B.C. Act") and, as a consequence of acquiring the Securities pursuant to this exemption, certain protections, rights and remedies provided by the B.C. Act, including statutory rights of rescission or damages, will not be available to the Optionee;

(i)
the Optionee and the Optionee's advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the distribution of the Securities hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Company;

(j)
the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Optionee during reasonable business hours at its principal place of business, and all documents, records and books in connection with the distribution of the Securities hereunder have been made available for inspection by the Optionee, the Optionee's attorney and/or advisor(s);

(k)
the Optionee will indemnify and hold harmless the Company and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Optionee contained herein or in any document furnished by the Optionee to the Company in connection herewith being untrue in any material respect or any breach or failure by the Optionee to comply with any covenant or agreement made by the Optionee to the Company in connection therewith;

(l)
no representation has been made to the Optionee that any of the Securities will be listed on any stock exchange or automated dealer quotation system at the time that Optionee chooses to exercise their Options;

(m)
in addition to resale restrictions imposed under U.S. securities laws, there are additional restrictions on the Optionee's ability to resell the Securities under the B.C. Act and the rules, regulations and instruments thereunder, including Multilateral Instrument 51-105;

(n)
the Company will refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act and in accordance with applicable state and provincial securities laws; and

(o)
the Optionee has been advised to consult the Optionee's own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

(i)	any applicable laws of the jurisdiction in which the Optionee is resident in connection with the distribution of the Securities hereunder, and

(ii)	applicable resale restrictions.

3.	Representations, Warranties and Covenants of the Optionee

3.1 The Optionee hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the closing) that:

(a)	the Optionee is resident in the United States;

(b)	the Optionee has received and carefully read this Agreement and the Questionnaire;

(c)	the Optionee has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto;

(d)	the Optionee has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Optionee enforceable against the Optionee in accordance with its terms;

(e)
the Optionee is aware that an investment in the Company is speculative and involves certain risks, including the possible loss of the investment, and the Optionee has carefully read and considered the matters set forth under the caption "Risk Factors" appearing in the Company's various disclosure documents, filed with the SEC;

(f)	the Optionee has the requisite knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Securities and the Company;

(g)
the Optionee understands and agrees that the Company and others will rely upon the truth and accuracy of the acknowledgements, representations and agreements contained in this Agreement and the Questionnaire, and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the Optionee shall promptly notify the Company;

(h)
the Optionee is purchasing the Securities as principal for its own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others, and no other person has a direct or indirect beneficial interest in such Securities, and the Optionee has not subdivided its interest in the Securities with any other person;

(i)
the Optionee acknowledges and agrees that the Options are not being offered as part of a public offering and that the Optionee has had access to information about the Company equal to the information that would have been contained in a registration statement filed by the Company and the Optionee has received and reviewed copies of all of the Company’s filings with the SEC;

(j)
the Optionee has made an independent examination and investigation of an investment in the Securities and the Company and has depended on the advice of its legal and financial advisors and agrees that the Company will not be responsible in anyway whatsoever for the Optionee's decision to invest in the Securities and the Company;

(k)
the Optionee is not aware of any advertisement of any of the Securities and is not acquiring the Securities as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

(l)	no person has made to the Optionee any written or oral representations:

(i)	that any person will resell or repurchase any of the Securities;

(ii)	that any person will refund the purchase price of any of the Securities; or

(iii)	as to the future price or value of any of the Securities.

4.	Acknowledgement and Waiver

4.1 The Optionee has acknowledged that the decision to acquire any of the Securities was solely made on the basis of publicly available information contained in the Company Information.  The Optionee hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Optionee might be entitled in connection with the distribution of any of the Securities.

5.	Legending of Subject Securities

5.1 The Optionee hereby acknowledges that that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Securities will bear a legend in substantially the following form:

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT (THE "1933 ACT"), PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

THE HOLDER OF THESE SECURITIES MUST NOT TRADE THE SECURITIES IN OR FROM A JURISDICTION OF CANADA UNLESS THE CONDITIONS IN SECTION 13 OF MULTILATERAL INSTRUMENT 51-105 ISSUERS QUOTED IN THE U.S. OVER THE COUNTER MARKETS ARE MET.

5.2 The Optionee hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Agreement.

6.	Resale Restrictions

6.1 The Optionee acknowledges that any resale of any of the Optioned Shares will be subject to resale restrictions contained in the securities legislation applicable to the Optionee or proposed transferee.

6.2 The Optionee acknowledges that the Optioned Shares are subject to resale restrictions in Canada and may not be traded in Canada except as permitted by the applicable provincial securities laws and the rules made thereunder.

6.3 If the Optionee is not a resident of Canada, the Optionee represents, warrants and acknowledges that:

(a)
pursuant to Multilateral Instrument 51-105 (“MI 51-105”), a subsequent trade in the Optioned Shares in or from Canada will be a distribution subject to the prospectus and registration requirements of applicable Canadian securities legislation (including the B.C. Act) unless certain conditions are met, which conditions include, among others, a requirement that any certificate representing the Optioned Shares (or ownership statement issued under a direct registration system or other book entry system) bear the restrictive legend (the “51-105 Legend”) specified in MI 51-105;

(b)
the Optionee is not a resident of Canada and undertakes not to trade or resell any of the Optioned Shares in or from Canada unless the trade or resale is made in accordance with MI 51-105.  The Optionee understands and agrees that the Company and others will rely upon the truth and accuracy of these representations and warranties made in this Section 6.3 and agrees that if such representations and warranties are no longer accurate or have been breached, the Optionee shall immediately notify the Company;

(c)
by executing and delivering this Agreement and as a consequence of the representations and warranties made by the Optionee in this Section 6.3, the Optionee will have directed the Company not to include the 51-105 Legend on any certificates representing the Optioned Shares to be issued to the Optionee.  As a consequence, the Optionee will not be able to rely on the resale provisions of MI 51-105, and any subsequent trade in any of the Optioned Shares in or from Canada will be a distribution subject to the prospectus and registration requirements of applicable Canadian securities legislation; and

(d)
if the Optionee wishes to trade or resell any of the Optioned Shares in or from Canada, the Optionee agrees and undertakes to return, prior to any such trade or resale, any certificate representing the Optioned Shares to the Company’s transfer agent to have the 51-105 Legend imprinted on such certificate or to instruct the Company’s transfer agent to include the 51-105 Legend on any ownership statement issued under a direct registration system or other book entry system.

7.	Costs

7.1 The Optionee acknowledges and agrees that all costs and expenses incurred by the Optionee (including any fees and disbursements of any special counsel retained by the Optionee) relating to the acquisition of the Securities shall be borne by the Optionee.

8.	Governing Law

8.1 This Agreement is governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.  The Optionee irrevocably attorns to the jurisdiction of the courts of the Province of British Columbia.

9.	Survival

9.1 This Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the shares underlying the Options by the Optionee pursuant hereto.

10.	Assignment

10.1 This Agreement is not transferable or assignable.

11.	Counterparts and Electronic Means

11.1 This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.  Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date first above written.

12.	Severability

12.1 The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

13.	Entire Agreement

13.1 Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement is the only agreement between the Optionee and the Company with respect to the Options, and this Agreement and the Plan supersede all prior and contemporaneous oral and written statements and representations and contain the entire agreement between the parties with respect to the Options.

14.	Effectiveness

14.1 This Agreement shall be deemed to be effective following the delivery by the Optionee to the Company of two fully executed copies of this Agreement.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the date first above written.

NAKED BRAND GROUP INC.

By:
Authorized Signatory

SHARK INVESTORS, LLC

By:

Jared Nixon

EXHIBIT A

TO:	Naked Brand Group Inc.

2 - 34346 Manufacturers Way

Abbotsford, BC

Canada V2S 7M1

Notice of Exercise

This Notice of Election to Exercise shall constitute proper notice pursuant to Section 1.8 of that certain Stock Option and Subscription Agreement (the "Agreement") dated as of October 9, 2012 between the Company and the undersigned.  All capitalized terms used in this Notice of Exercise shall have the meanings set forth in the Agreement unless otherwise indicated herein.  The undersigned hereby elects to exercise Optionee's option to purchase____________________ Optioned Shares at a price of US$0.25 per share, for aggregate consideration of $____________, on the terms and conditions set forth in the Agreement and the Plan, and the undersigned (select one of the following):

has included a certified cheque or bank draft payable to or to the order of the Company for the whole amount of the Exercise Payment; or

elects to receive such number of Shares as is computed using the following formula:

X = Y (A – B)
A

where:	X =	the number of Shares to be issued to the undersigned;

Y =	the number of Optioned Shares covered by this Notice of Exercise;

A =	the Fair Market Value of one Share; and

B =	the Exercise Price per Share.

The Optionee represents that, at the time of exercise of any of the options, all of the representations and warranties contained in the Agreement, and any certificates, questionnaires, or other instruments attached thereto, are true and accurate.

The Optionee hereby directs the Company to issue, register and deliver the certificates representing the shares as follows:

Registration Information:	Delivery Instructions:

Name to appear on certificates	Name

Address	Address

Telephone Number

DATED at ____________________________________, the _______ day of______________, _______.

(Name of Optionee – Please type or print)

(Signature and, if applicable, Office)

(Address of Optionee)

(City, State, and Zip Code of Optionee)

(Fax Number)

EXHIBIT B

QUESTIONNAIRE

All capitalized terms herein, unless otherwise defined, have the meanings ascribed thereto in the Stock Option and Subscription Agreement.

The Optionee covenants, represents and warrants to the Company that it satisfies one or more of the categories of “Accredited Investors”, as defined by Regulation D promulgated under the 1933 Act, as indicated below:  (place a check-mark in the appropriate box below)

Category 1
An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Units, with total assets in excess of US $5,000,000;

Category 2	A natural person whose individual net worth, or joint net worth with that person’s spouse, on the date of purchase exceeds US $1,000,000;

Category 3
A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

Category 4
A “bank” as defined under Section (3)(a)(2) of the 1933 Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (United States); an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the Investment Company Act of 1940 (United States) or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 (United States); a plan with total assets in excess of $5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors;

Category 5	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States);

Category 6	A director or executive officer of the Company;

Category 7
A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act;

Category 8	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories;

The Optionee covenants, represents and warrants to the Company that it satisfies one or more of the categories of “Accredited Investor”, as defined by National Instrument 45-106, as indicated below:  (Place check-mark in appropriate box below.)
the Subscriber is an “accredited investor” within the meaning of NI 45-106, by virtue of satisfying the indicated criterion as set out in Appendix “A” to this certificate (YOU MUST ALSO INITIAL OR PLACE A CHECK-MARK ON THE APPROPRIATE LINE BELOW).

☐	(a)	an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000,
☐	(b)
an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year,

☐	(c)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000,
☐	(d)
an entity, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements and that has not been created or used solely to purchase or hold securities as an accredited investor as defined in this paragraph (a), or

☐	(e)
an entity in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors.

The Optionee hereby certifies that the information contained in this Questionnaire is complete and accurate and the Optionee will notify the Company promptly of any change in any such information.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the 9th day of October, 2012.

X
Authorized signatory

Name of Optionee (please print)

Name of authorized signatory (please print)

Tax I.D. No.

SCHEDULE B

ADVISORY BOARD AGREEMENT

THIS ADVISORY BOARD AGREEMENT (“Agreement”) is dated October 9, 2012 (the “Effective Date”) between NAKED BRAND GROUP INC., a corporation incorporated under the laws of Nevada with an address of Suite 2 - 34346 Manufacturers Way, Abbotsford, BC  V2S 7M1, fax number: 1-877-366-4767 (the “Company”) and JARED NIXON, an individual with an address of _____________________________________________________, fax number: ______________ (the “Advisor”).

THIS AGREEMENT WITNESSES as follows:

1.
Appointment of Advisor.  The Company hereby agrees to appoint the Advisor as a member of the Company’s Advisory Board (the “Advisory Board”) and the Advisor hereby agrees to be a member of the Advisory Board as of the Effective Date.

2.
Role of the Advisor.  The Advisor will advise the Company from time to time on issues as requested by the Company, including (a) providing strategic advice on the direction and strategy of the Company, (b) advising and assisting with business development by and for the Company, (c) facilitating introductions between the Company and third parties who may be in a position to assist in furthering the goals of the Company, and (d) providing the advice more particularly set out in Schedule A.  The Advisor will make himself reasonably available to attend meetings or for conversations to discuss the business of the Company at the Company’s request.  The Advisor will not be a director, officer or employee of the Company.

3.	Expenses. The Company will reimburse the Advisor for pre-approved expenses necessarily incurred by the Advisor in carrying out his duties, upon the provision of invoices/receipts.

4.
Confidential Information.  The Advisor acknowledges that in the course of the appointment hereunder the Advisor may have access to confidential information.  “Confidential Information” includes all non-public information, data and intellectual property (whether oral, in writing or in electronic form) relating to the business of the Company or this Agreement.  The Advisor acknowledges that the Confidential Information constitutes a proprietary right, which the Company is entitled to protect.  Accordingly, the Advisor covenants and agrees that during the term of this Agreement and thereafter until such time as all the Confidential Information becomes publicly known and made generally available through no action or inaction of the Advisor, the Advisor will keep in strict confidence the Confidential Information, and will take all necessary actions to ensure that the Confidential Information remains confidential and will not, without prior written consent of the Company, use, disclose or otherwise disseminate the Confidential Information, directly or indirectly, to any third party except as expressly permitted by this Agreement or as required by law.

5.
Non-Solicitation of Clients or Customers.  During the term of this Agreement, and for a period of  12 months immediately following the termination of this Agreement, the Advisor covenants and agrees that he or it will not,  directly or indirectly, on his or its own behalf or on behalf of a third party, contact, solicit or endeavour to entice away any person or entity who (i) during the term of this Agreement is a client or customer of the Company about whom the Advisor became aware in connection with providing the Services or with whom the Advisor had contact in connection with the provision of Services, or (ii) after termination of this Agreement, was a client or customer of the Company during the six (6) months immediately preceding the termination of this Agreement, about whom the Advisor became aware in connection with providing the Services or with whom the Advisor had contact in connection with the provision of Services, for the purpose of supplying or selling to such clients or customers, any services or products that are, in the opinion of the Company, competitive with the services or products provided, developed, marketed, sold or licensed by the Company.

6.
Non-Solicitation of Employees/Advisors.  During the term of this Agreement and for a period of 12 months immediately following the termination of this Agreement, the Advisor covenants and agrees that he will not, directly or indirectly, on his own behalf or on behalf of a third party:

(a)
hire or retain any employee or independent contractor of the Company about whom the Advisor became aware in connection with providing the Services or with whom the Advisor had contact in connection with the provision of Services; or

(b)	contact, solicit or endeavour to entice away

(i)
any employee or independent contractor of the Company about whom the Advisor became aware in connection with providing the Services or with whom the Advisor had contact in connection with the provision of Services, or

(ii)
any person who was an employee or independent contractor of the Company on the termination date of this Agreement or during the period of 6 months immediately preceding termination about whom the Advisor became aware in connection with providing the Services or with whom the Advisor had contact in connection with the provision of Services, to terminate their employment or independent contractor agreement with the Company.

7.
Information Provided.  The Advisor represents and warrants with respect to any information in any form which the Advisor may provide to the Company that (a) the Advisor has the lawful right to provide such information to the Company without breach of any law, regulation, contract obligation or duty of employment, and (b) the Company may receive and use such information without incurring any liability or obligation to any other person or entity.  The Advisor will indemnify, defend and hold harmless the Company (including its employees, officers and directors) from any damages and claims arising out of or relating to any breach by the Advisor of such representations and warranties.

8.
Disclosure.  The Advisor will (a) disclose to the Company all of the Advisor’s interests in any transaction or agreement contemplated by the Company or any matter which may influence the Advisor’s objectivity in performing his role under this Agreement, and (b) inform the Company of any business opportunities made available to the Advisor as a result of the Advisor’s involvement with the Company.  The Advisor will account to the Company for any profits made by the Advisor, directly or indirectly, and fully compensate the Company for any loss of opportunity to the Company arising out of or relating to any breach by the Advisor of the obligations set out in this Section.

9.
Remedies.  The parties to this Agreement recognize that any violation or threatened violation by the Advisor of any of the provisions contained in Sections 4, 5, 6 or 7 will result in immediate and irreparable damage to the Company and that the Company could not adequately be compensated for such damage by monetary award alone.  Accordingly, the Advisor agrees that in the event of any such violation or threatened violation, the Company will, in addition to any other remedies available to the Company at law or in equity, be entitled to the enforcement of this Agreement by injunction, specific performance or other equitable relief without proof of actual damages, and the Advisor hereby consents to the issuance of such order or relief.

10.
Reasonable Restrictions.  The Advisor agrees that all of the restrictions, obligations and remedies set out in Sections 4, 5, 6, 7, 8, 9 and 10, are important to the continuing growth of the Company and as such are necessary, reasonable and valid.

11.
Term and Renewal.  This Agreement commences as of the Effective Date and will continue in force and effect for an initial period of two (2) years from the Effective Date, subject to renewal or earlier termination in accordance with this Agreement.

12.
Termination.  Either party may terminate this Agreement for convenience by providing no less than 10 days’ written notice to the other party.  The Company may terminate this Agreement immediately upon notice to the Advisor if the Advisor breaches any of the provisions contained in Sections 4, 5, 6, 7 or 8.  Upon any termination or expiry of this Agreement, the Advisor will promptly return to the Company all Confidential Information in the Advisor’s possession or control or, at the direction of the Company, destroy such Confidential Information and certify its destruction to the Company.

13.
Survival.  Any termination or expiry of this Agreement will not relieve the parties of obligations that by their nature survive such termination including, without limitation, warranties, remedies, indemnities and obligations of non-competition, non-solicitation and confidentiality.

14.
Independent Contractor.  The Advisor will serve as an independent contractor to and not as an agent, director, officer or employee of the Company and will have no authority to bind or commit the Company in any way.

15.
Indemnity.  The Advisor agrees to indemnify, defend and hold harmless the Company, from and against any and all losses, claims, actions, damages, costs and expenses, charges, taxes, penalties, assessments or demands (including reasonable legal fees and expenses): (a) that result from negligent acts or omissions of the Advisor in providing services pursuant to this Agreement; or (b) which result from a breach of any provision of this Agreement by the Advisor, including without limitation, from a breach of any of the provisions in Sections 4, 5, 6, 7 or 8 of this Agreement.

16.
Further Assurances.  Each party hereto will promptly and duly execute and deliver to the other party such further documents and assurances and take such further action as such other party may from time to time reasonably request in order to more effectively carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created hereby.

17.
Notices.  All notices required or allowed to be given under this Agreement to a party will be made by first class mail delivery, courier delivery or facsimile transmission to the address for such party set forth above or to such other address as may be designated from time to time by such party in writing.

18.
Governing Law.  This Agreement will be governed by and interpreted and construed in accordance with the laws of the Province of British Columbia and the Federal laws of Canada applicable therein and each party submits to the jurisdiction of courts of competent jurisdiction in the Province of British Columbia.

19.
Severability.  In the event that any provision of this Agreement is not enforceable, such provision will be severed from this Agreement, and the remainder of this Agreement will remain in full force and effect.

20.
Entire Agreement.  This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter of this Agreement and supersedes all previous communications, representations and agreements, whether oral or written, between the parties with respect to the subject matter hereof.  No amendments to the terms of this Agreement will be effective unless in writing and signed by both parties.

21.
Assignment.  This Agreement is not assignable by the Advisor without the prior written consent of the Company.  This Agreement will enure to the benefit of and be binding on the parties and their heirs, executors, successors and permitted assigns.

22.
Independent Legal Advice.  The Advisor acknowledges and agrees that the Company has given him the opportunity to seek, and has recommended that the Advisor obtain, independent legal advice with respect to the subject matter of the Agreement and, further, the Advisor hereby represents and warrants to the Company that he has sought independent legal advice or waives such advice.

23.
Schedules.  The Schedules attached hereto are hereby incorporated into this Agreement and form a part hereof.  All terms defined in the body of this Agreement will have the same meaning in the Schedules attached hereto.

24.	Enurement. This Agreement will be to the benefit of and be binding on, as applicable, the respective heirs, executors, administrators, successors and permitted assigns of each of the parties.

25.
Counterparts.  This Agreement may be executed in counterpart and such counterparts together shall constitute a single instrument.  Delivery of an executed counterpart of this Agreement by electronic means, including by facsimile transmission or by electronic delivery in portable document format (“.pdf”), shall be equally effective as delivery of a manually executed counterpart hereof.  The Parties acknowledge and agree that in any legal proceedings between them respecting or in any way relating to this Agreement, each waives the right to raise any defense based on the execution hereof in counterparts or the delivery of such executed counterparts by electronic means.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

NAKED BRAND GROUP INC.

Per:           _________________________________
                 Authorized Signatory

SIGNED by JARED NIXON in the presence of: Signature of Witness Print Name of Witness Address of Witness Occupation of Witness	) ) ) ) ) ) ) ) ) ) ) ) )	_________________________________ JARED NIXON

Schedule A

Scope of Additional Advisory Services

In addition to providing the advice set out in Section 2 of the Agreement,  Advisor will also provide the Company with the following advisory services:

1.	assisting in fundraising;

2.	assisting in recruiting efforts where possible;

3.	being available for and participating in meetings by telephone or in person for one hour to review progress;

4.	assisting in board management, celebrity alignment, strategic retail placement, manufacturing strategy, strategic and creative development of current, future and licensed products;

5.	reviewing business planning materials;

6.	assessing execution of business plan against business goals of the Company; and

7.	anything incidental to the foregoing to facilitate the performance of the Advisor’s obligations hereunder.